    As filed with the Securities and Exchange Commission on August 15, 1997

________________________________________________________________________________
________________________________________________________________________________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                        _______________________________


                                    FORM 10


                      GENERAL FORM FOR REGISTRATION OF
                           SECURITIES PURSUANT TO
                            SECTION 12(b) OR (g)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

                        _______________________________

                             CNA SURETY CORPORATION

           (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                          36-4144905
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)

   CNA Plaza, Chicago, Illinois                               60685
(Address of principal executive offices)                   (Zip Code)


     Registrant's telephone number, including area code:  (312) 822-2000

      Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $.01 per share             New York Stock Exchange, Inc.


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
________________________________________________________________________________
________________________________________________________________________________
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                             CNA SURETY CORPORATION

                                    FORM 10

                                     INDEX

PART A

Item                                                                       Page
----                                                                       ----
1.   Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
2.   Financial Information.   . . . . . . . . . . . . . . . . . . . . . .    1
3.   Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
4.   Security Ownership of Certain Beneficial Owners and Management   . .    1
5.   Directors and Executive Officers   . . . . . . . . . . . . . . . . .    1
6.   Executive Compensation.  . . . . . . . . . . . . . . . . . . . . . .    1
7.   Certain Relationships and Related Transactions.  . . . . . . . . . .    2
8.   Legal Proceedings.   . . . . . . . . . . . . . . . . . . . . . . . .    2
9.   Market Price of and Dividends on the Registrant's
     Common Equity and Related Stockholder Matters. . . . . . . . . . . .    2
10.  Recent Sales of Unregistered Securities.   . . . . . . . . . . . . .    2
11.  Description of Registrant's Securities to be Registered.   . . . . .    2
12.  Indemnification of Directors and Officers.   . . . . . . . . . . . .    2
13.  Financial Statements and Supplementary Data.   . . . . . . . . . . .    3
14.  Changes in and Disagreements with Accountants on
     Accounting and Financial Disclosure. . . . . . . . . . . . . . . . .    3
15.  Financial Statements and Exhibits  . . . . . . . . . . . . . . . . .    3

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

PART B





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General:  This application for registration consists of two parts:  Part A and
Part B, which is the registrant's Registration Statement on Form S-4 (File No. 333-33753) under the Securities Act of 1933 (the "Registration Statement") relating to the Common Stock, which is incorporated herein by reference.


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

                                     PART A

ITEM 1.  BUSINESS.

        There is incorporated by reference the information set forth in the Registration Statement under the headings "Description of CCC Surety Operations," "Description of Capsure Business" and "Description of CNA Surety" in the Prospectus.

ITEM 2.  FINANCIAL INFORMATION.

        There is incorporated by reference the information set forth in the Registration Statement under the headings "Selected Financial Data--CCC Surety Operations" and "Management's Discussion and Analysis of the Statements of Certain Assets and Liabilities and the Statements of Certain Revenues and Direct Operating Expenses of the CCC Surety Operations" in the Prospectus.

ITEM 3.  PROPERTIES.

        There is incorporated by reference the information set forth in the Registration Statement under the heading "Description of CCC Surety Operations" in the Prospectus.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

        There is incorporated by reference the information set forth in the Registration Statement under the heading "Security Ownership of Certain Beneficial Owners and Management" in the Prospectus.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

        There is incorporated by reference the information set forth in the Registration Statement under the heading "Management of CNA Surety" in the Prospectus.

ITEM 6.  EXECUTIVE COMPENSATION.

        There is incorporated by reference the information set forth in the Registration Statement under the heading "Management of CNA Surety" in the Prospectus.




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ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

        There is incorporated by reference the information set forth in the Registration Statement under the heading "Relationships and Related Transactions" in the Prospectus.

ITEM 8.  LEGAL PROCEEDINGS.

        There is no material pending legal proceeding to which CNA Surety Corporation ("CNA Surety") or any of its subsidiaries is a party or by which any of their property is subject, or any proceedings known by CNA Surety to be contemplated by governmental authorities.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

        There is incorporated by reference the information set forth in the Registration Statement under the headings "Risk Factors--Holding Company Structure," "Risk Factors--No Prior Public Market for CNA Surety Common Stock; Possible Volatility of Stock Price," "Market for CNA Surety Common Stock--Dividend Policy" and "Security Ownership of Certain Beneficial Owners and Management" in the Prospectus.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

        On December 10, 1996, CNA Surety issued 10 shares of its Common
Stock, $.01 par value, to Continental Casualty Company ("Continental") for an aggregate of $1,000. On August 15, 1997, CNA Surety issued an additional aggregate of 27,096,327 shares of its Common Stock to Continental Casualty Company and certain of its affiliates, Firemen's Insurance Company of Newark, New Jersey, Continental Insurance Company, National Fire Insurance Company of Hartford and American Casualty Company of Reading, Pennsylvania. Such issuances did not involve an underwriter, and no discount or commission was paid in connection therewith. Exemption from registration is provided under Section 4(2) of the Securities Act of 1933, regarding transactions by an issuer not involving any public offering.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        There is incorporated by reference the information set forth in the Registration Statement under the heading "Description of CNA Surety Common Stock" in the Prospectus.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        There is incorporated by reference the information set forth in the Registration Statement under Item 20 of Part II thereof.





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

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

        There is incorporated by reference the CCC Surety Operations Financial Statement's of the registrant in the Prospectus and the financial data schedule included in the Registration Statement and listed in Item 27 of Part II thereof.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
          ACCOUNTING AND FINANCIAL DISCLOSURE.

      None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

        (a) List separately all financial statements filed as part of the registration statement.

        The list of financial statements filed as part of this registration statement is incorporated by reference to Part II as set forth in the Registration Statement under the heading "Index to Exhibits and Financial Statement Schedules" in the Prospectus in Item 21.

        (b)  Furnish the exhibits required by Item 601 of Regulation S-K.

        The exhibits listed below are incorporated by reference to the exhibits filed as part of the Registration Statement (except for Exhibit 23(2) listed below which is being filed herewith and Exhibits 10(14), 10(15) and 10(16) listed below which are incorporated by reference to Exhibit 2 to Capsure Holdings Corp.'s Form 8-K filed on December 27, 1996).




Exhibit
Number           Description
--------         -----------

     2(1) Reorganization Agreement dated as of December 19, 1996 among Capsure Holdings Corp., Continental Casualty Company, CNA Surety Corporation, Surety Acquisition Company and certain affiliates of Continental Casualty Company (filed on December 27, 1996 as Exhibit 2 to Capsure Holdings Corp.'s Form 8-K, and incorporated herein by reference).

     2(2) First Amendment to the Reorganization Agreement dated as of July 14, 1997 among Capsure Holdings Corp., Continental Casualty Company, CNA Surety Corporation, Surety Acquisition Company and certain affiliates of Continental Casualty Company (filed on July 16, 1997 as Exhibit 2 to Capsure Holdings Corp.'s Form 8-K, and incorporated herein by reference).

     3(1) Certificate of Incorporation of CNA Surety Corporation dated December 10, 1996.

     3(2) Amendment to Certificate of Incorporation of CNA Surety Corporation dated May 27, 1997.

     3(3)    Bylaws of CNA Surety Corporation.

     4(1)    Specimen certificate of CNA Surety Corporation.

     4(2) Form of Registration Rights Agreement, between CNA Surety Corporation and Equity Capsure Limited Partnership.

     5       Opinion of Sonnenschein Nath & Rosenthal.

     8 Opinion of Mayer, Brown & Platt, with respect to certain tax matters.

     9       Not applicable.

    10(1) Employment Agreement dated as of September 30, 1995 by and between Capsure Holdings Corp., a Delaware corporation, and Bruce A. Esselborn, an individual (filed on March 27, 1996 as Exhibit 10.1 to Capsure Holdings Corp.'s Annual Report on Form 10-K, and incorporated herein by reference).

    10(2) First Amendment dated as of February 20, 1997 to the Employment Agreement dated as of September 30, 1995 between Capsure Holdings Corp., a Delaware corporation, and Bruce A. Esselborn, an individual (filed on March 21, 1997 as Exhibit
             10.2 to Capsure Holdings Corp.'s Annual Report on Form 10-K, and incorporated herein by reference).

    10(3) Employment Agreement dated as of September 30, 1995 by and between Capsure Holdings Corp., a Delaware corporation and Mary Jane Robertson, an individual (filed on March 27, 1996 as Exhibit 10.2 to Capsure Holdings Corp.'s Annual Report on Form 10-K, and incorporated herein by reference).

    10(4) First Amendment dated as of February 20, 1997 to the Employment Agreement dated as of September 30, 1995 by and between Capsure Holdings Corp., a Delaware corporation, and Mary Jane Robertson, an individual (filed on March 21, 1997 as Exhibit 10.4 to Capsure Holdings Corp.'s Annual Report on Form 10-K, and incorporated herein by reference).

    10(5) Employment Agreement dated as of September 22, 1994 by and among Universal Surety Holdings Corp., Universal Surety of America, Capsure Financial Group, Inc., Capsure Holdings Corp. and John Knox, Jr.

    10(6) Agreement dated as of June 30, 1997 by and among John Knox, Jr., Capsure Holdings Corp. and CNA Surety Corporation.

    10(7) Employment Agreement dated as of April 26, 1996 (effective as of April 15, 1996) by and between Western Surety Company and Steven T. Pate.

    10(8) Stock Purchase Agreement among John Knox, Jr., Universal Surety Holding Corp., Capsure Financial Group, Inc. and Capsure Holdings Corp. dated July 26, 1994 (filed on October 6, 1994 as Exhibit 2 to Capsure Holdings Corp.'s Current Report on Form 8-K, and incorporated herein by reference).

    10(9) Non-Competition and Non-Solicitation Agreement between Capsure Holdings Corp. and Frontier Insurance Company, dated as of May 22, 1996.

    10(10) Contract Surety Bond Reinsurance Agreement dated as of September 22, 1994 between Western Surety Company, a South Dakota corporation, and Universal Surety of America, a Texas corporation (filed on March 30, 1995 as Exhibit 10.23 to Capsure Holdings Corp.'s Annual Report on Form 10-K, and incorporated herein by reference).

    10(11) Co-Employee Agreement dated as of September 22, 1994 between Western Surety Company and Universal Surety of America (filed on March 30, 1995 as Exhibit 10.24 to Capsure
             Holdings Corp.'s Annual Report on Form 10-K, and incorporated herein by reference).

    10(12)   Form of The CNA Surety Corporation Replacement Stock
             Option Plan.

    10(13)   Form of CNA Surety Corporation 1997 Long-Term Equity
             Compensation Plan.

    10(14) Form of Aggregate Stop Loss Reinsurance Contract by and between Western Surety Company, Universal Surety of America, Surety Bonding Company of America and Continental Casualty Company (filed on December 27, 1996 as Exhibit 2 to Capsure Holdings Corp.'s Form 8-K, and incorporated herein by reference).

    10(15) Form of Surety Excess of Loss Reinsurance Contract by and between Western Surety Company, Universal Surety of America, Surety Bonding Company of America and Continental Casualty Company (filed on December 27, 1996 as Exhibit 2 to Capsure Holdings Corp.'s Form 8-K, and incorporated herein by reference).

    10(16) Form of Surety Quota Share Treaty by and between Western Surety Company and Continental Casualty Company (filed on December 27, 1996 as Exhibit 2 to Capsure Holdings Corp.'s Form 8-K, and incorporated herein by reference).

    11       Not Applicable.

    21       Subsidiaries of the Registrant.

    23(1)    Consent of Coopers & Lybrand L.L.P. dated August 15, 1997.

    23(2)    Consent of Deloitte & Touche LLP dated August 15, 1997.

    23(3) Consent of Sonnenschein Nath & Rosenthal included in opinion filed as Exhibit 5 hereto.

    23(4)    Consent of Mayer, Brown & Platt dated August 15, 1997.

    24       Power of Attorney, dated as of August 11, 1997.

    27       Financial Data Schedule.

    99(1)    Consent of Smith Barney Inc. dated August 15, 1997.

    99(2) Consent of Adrian M. Tocklin to serve as a Director on the CNA Surety Corporation Board of Directors.

    99(3) Consent of Melvin Gray to serve as a Director on the CNA Surety Corporation Board of Directors.

    99(4) Consent of Roy E. Posner to serve as a Director on the CNA Surety Corporation Board of Directors.

    99(5) Consent of Bruce A. Esselborn to serve as a Director on the CNA Surety Corporation Board of Directors.

    99(6) Consent of Rod F. Dammeyer to serve as a Director on the CNA Surety Corporation Board of Directors.

    99(7) Consent of John T. Knox, Jr. to serve as a Director on the CNA Surety Corporation Board of Directors.

    99(8) Consent of Joe P. Kirby to serve as a Director on the CNA Surety Corporation Board of Directors.

    99(9) Consent of Giorgio Balzer to serve as a Director on the CNA Surety Corporation Board of Directors.

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

                                   SIGNATURES

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            CNA SURETY CORPORATION


                                            By:  /s/ Mark C. Vonnahme
                                                 ------------------------------
                                                 Name:  Mark C. Vonnahme
                                                 Title:  President and Chief
                                                 Executive Officer


August 15, 1997






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

                                 EXHIBIT INDEX


Exhibit
Number           Description                                              Page
--------         -----------                                              ----

     2(1) Reorganization Agreement dated as of December 19, 1996 among Capsure Holdings Corp., Continental Casualty Company, CNA Surety Corporation, Surety Acquisition Company and certain affiliates of Continental Casualty Company (filed on December 27, 1996 as Exhibit 2 to Capsure Holdings Corp.'s Form 8-K, and incorporated herein by reference).

     2(2) First Amendment to the Reorganization Agreement, dated as of July 14, 1997 among Capsure Holdings Corp., Continental Casualty Company, CNA Surety Corporation, Surety Acquisition Company and certain affiliates of Continental Casualty Company (filed on July 16, 1997 as Exhibit 2 to Capsure Holdings Corp.'s Form 8-K, and incorporated herein by reference).

     3(1) Certificate of Incorporation of CNA Surety Corporation dated December 10, 1996.

     3(2) Amendment to Certificate of Incorporation of CNA Surety Corporation dated May 27, 1997.

     3(3)    Bylaws of CNA Surety Corporation.

     4(1)    Specimen certificate of CNA Surety Corporation.

     4(2) Form of Registration Rights Agreement, between CNA Surety Corporation and Equity Capsure Limited Partnership.

     5       Opinion of Sonnenschein Nath & Rosenthal.

     8 Opinion of Mayer, Brown & Platt, with respect to certain tax matters.

     9       Not applicable.

    10(1) Employment Agreement dated as of September 30, 1995 by and between Capsure Holdings Corp., a Delaware corporation, and Bruce A. Esselborn, an individual (filed on March 27, 1996 as Exhibit 10.1 to Capsure Holdings Corp.'s Annual Report on Form 10-K, and incorporated herein by reference).

    10(2) First Amendment dated as of February 20, 1997 to the Employment Agreement dated as of September 30, 1995 between Capsure Holdings Corp., a Delaware corporation, and Bruce A. Esselborn, an individual (filed on March 21, 1997 as Exhibit
             10.2 to Capsure Holdings Corp.'s Annual Report on Form 10-K, and incorporated herein by reference).

    10(3) Employment Agreement dated as of September 30, 1995 by and between Capsure Holdings Corp., a Delaware corporation and Mary Jane Robertson, an individual (filed on March 27, 1996 as Exhibit 10.2 to Capsure Holdings Corp.'s Annual Report on Form 10-K, and incorporated herein by reference).

    10(4) First Amendment dated as of February 20, 1997 to the Employment Agreement dated as of September 30, 1995 by and between Capsure Holdings Corp., a Delaware corporation, and Mary Jane Robertson, an individual (filed on March 21, 1997 as Exhibit 10.4 to Capsure Holdings Corp.'s Annual Report on Form 10-K, and incorporated herein by reference).

    10(5) Employment Agreement dated as of September 22, 1994 by and among Universal Surety Holdings Corp., Universal Surety of America, Capsure Financial Group, Inc., Capsure Holdings Corp. and John Knox, Jr.

    10(6) Agreement dated as of June 30, 1997 by and among John Knox, Jr., Capsure Holdings Corp. and CNA Surety Corporation.

    10(7) Employment Agreement dated as of April 26, 1996 (effective as of April 15, 1996) by and between Western Surety Company and Steven T. Pate.

    10(8) Stock Purchase Agreement among John Knox, Jr., Universal Surety Holding Corp., Capsure Financial Group, Inc. and Capsure Holdings Corp. dated July 26, 1994 (filed on October 6, 1994 as Exhibit 2 to Capsure Holdings Corp.'s Current Report on Form 8-K, and incorporated herein by reference).

    10(9) Non-Competition and Non-Solicitation Agreement between Capsure Holdings Corp. and Frontier Insurance Company, dated as of May 22, 1996.

    10(10) Contract Surety Bond Reinsurance Agreement dated as of September 22, 1994 between Western Surety Company, a South Dakota corporation, and Universal Surety of America, a Texas corporation (filed on March 30, 1995 as Exhibit 10.23 to Capsure Holdings Corp.'s Annual Report on Form 10-K, and incorporated herein by reference).

    10(11) Co-Employee Agreement dated as of September 22, 1994 between Western Surety Company and Universal Surety of America (filed on March 30, 1995 as Exhibit 10.24 to Capsure
             Holdings Corp.'s Annual Report on Form 10-K, and incorporated herein by reference).

    10(12)   Form of the CNA Surety Corporation Replacement Stock
             Option Plan.

    10(13)   Form of CNA Surety Corporation 1997 Long-Term Equity
             Compensation Plan.

    10(14) Form of Aggregate Stop Loss Reinsurance Contract by and between Western Surety Company Universal Surety of America, Surety Bonding Company of America and Continental Casualty Company (filed on December 27, 1996 as Exhibit 2 to Capsure Holdings Corp.'s Form 8-K and incorporated herein by reference).

    10(15) Form of Surety Excess of Loss Reinsurance Contract by and between Western Surety Company, Universal Surety of America, Surety Bonding Company of America and Continental Casualty Company (filed on December 27, 1996 as Exhibit 2 to Capsure Holdings Corp.'s Form 8-K and incorporated herein by reference).


    10(16) Form of Surety Quota Share Treaty by and between Western Surety Company and Continental Casualty Company (filed on December 27, 1996 as Exhibit 2 to Capsure Holdings Corp.'s Form 8-K and incorporated herein by reference).

    11       Not Applicable.

    21       Subsidiaries of the Registrant.

    23(1)    Consent of Coopers & Lybrand L.L.P. dated August 15, 1997.

    23(2)    Consent of Deloitte & Touche LLP dated August 15, 1997.

    23(3)    Consent of Sonnenschein Nath & Rosenthal dated             ,
             1997 included in opinion filed as Exhibit 5 hereto.

    23(4)    Consent of Mayer, Brown & Platt dated August 15, 1997.

    24       Power of Attorney, dated as of August 11, 1997.

    27       Financial Data Schedule.

    99(1)    Consent of Smith Barney Inc. dated August 15, 1997.

    99(2) Consent of Adrian M. Tocklin to serve as a Director on the CNA Surety Corporation Board of Directors.

    99(3) Consent of Melvin Gray to serve as a Director on the CNA Surety Corporation Board of Directors.

    99(4) Consent of Roy E. Posner to serve as a Director on the CNA Surety Corporation Board of Directors.

    99(5) Consent of Bruce A. Esselborn to serve as a Director on the CNA Surety Corporation Board of Directors.

    99(6) Consent of Rod F. Dammeyer to serve as a Director on the CNA Surety Corporation Board of Directors.

    99(7) Consent of John T. Knox, Jr. to serve as a Director on the CNA Surety Corporation Board of Directors.

    99(8) Consent of Joe P. Kirby to serve as a Director on the CNA Surety Corporation Board of Directors.

    99(9) Consent of Giorgio Balzer to serve as a Director on the CNA Surety Corporation Board of Directors.


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